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                                                                     EXHIBIT 8.1



                                 March 13, 2001





(212) 351-4000                                                     C 66241-00039


NRG Energy, Inc.
901 Marquette Avenue, Suite 2300
Minneapolis, Minnesota  55402


                            Re:     Offering of Equity Units
                                    (Registration Statement No. 333-52508)

Ladies and Gentlemen:

         We have acted as tax counsel to NRG Energy, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Company's equity units (the "Equity Units"), consisting of units (referred to as "Corporate Units") initially comprised of stock purchase contracts (the "Purchase Contracts") and five year debentures (the "Debentures") issued by the Company.

         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the above-captioned Registration Statement on Form S-3 dated December 22, 2000, filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, and as amended January 26, 2001 (the "Registration Statement); (ii) the Prospectus of the Company that was included in the Registration Statement on Form S-3, as declared effective by the Commission on January 29, 2001 (the "Prospectus"); (iii) the Indenture, dated March 13, 2001, between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"); (iv) the First Supplemental Indenture, dated March 13, 2001, between the Company and the Trustee; and (v) the Purchase Contract Agreement, dated March 13, 2001, between the Company and The Bank of New York as purchase contract agent (the "Purchase Contract Agent").


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NRG Energy, Inc.
March 13, 2001
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         We have also participated in the preparation of the Supplement to the
Prospectus for the Equity Units, dated March 7, 2001 and forming a part of the Registration Statement (the "Prospectus Supplement"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

         Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Equity Units set forth in the Registration Statement, the Prospectus and the Prospectus Supplement and certain other documents; (ii) the conformity of the Equity Units to the terms set forth in the Registration Statement, the Prospectus and the Prospectus Supplement; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Equity Units will be consummated in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement.

         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

         (1) the discussion in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based on the assumptions stated or referred to therein; and

         (2) the Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes.

         We express no opinion concerning any tax consequences associated with the Equity Units other than those specifically set forth herein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Equity Units, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.



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NRG Energy, Inc.
March 13, 2001
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         This opinion is furnished to you solely for your benefit in connection with the offering of the Equity Units and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                             Very truly yours,



                                             GIBSON, DUNN & CRUTCHER LLP